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                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                              THREE MONTHS ENDED            NINE MONTHS ENDED
                                                 SEPTEMBER 30,                SEPTEMBER 30,
                                           -------------------------   ---------------------------
                                              1999          1998           1999           1998
                                           -----------   -----------   ------------   ------------
Net loss.................................  $(5,697,000)  $(4,192,000)  $(18,452,000)  $(12,937,000)
                                           ===========   ===========   ============   ============
Weighted average number of shares
  outstanding--basic:
  Weighted average number of common
    shares outstanding...................   14,069,275    14,069,275     14,069,275     14,011,580
Dilutive effect of stock options after
  application of treasury stock method...           --            --             --             --
                                           -----------   -----------   ------------   ------------
Weighted average number of shares
  outstanding............................   14,069,275    14,069,275     14,069,275     14,011,580
                                           ===========   ===========   ============   ============
Net loss per share:
Basic and dilutive (a)...................  $     (0.40)  $     (0.30)  $      (1.31)  $      (0.92)
                                           ===========   ===========   ============   ============
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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and nine months ended September 30, 1999 and 1998, the
    Company had a loss from continuing operations.